UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                                           Results of Operations and Financial Condition.

On February 26, 2019, Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) issued a press release regarding its financial results for the fourth quarter and full year ended December 31, 2018. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

As previously announced, Supernus will host a conference call at 9:00 a.m. Eastern Time on Wednesday, February 27, 2019, to present the financial results. A live webcast will be available at www.supernus.com. The webcast will be archived on the Company’s website for 60 days following the live call. Callers should dial in approximately 10 minutes prior to the start of the call. The phone number to join the conference call is +1 (877) 288-1043 (U.S. and Canada) or +1 (970) 315-0267 (international). The access code for the live call is 2170478.

The information in this Item 2.02 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except for Supernus’ ongoing obligations to disclose material information under the federal securities laws, Supernus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which Supernus competes, the forward-looking statements of Supernus contained in this Current Report on Form 8-K are also subject to various risks and uncertainties, including those set forth in Item 1A, “Risk Factors,” in Supernus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which the Company filed on March 1, 2018 and the Quarterly Report on Form 10-Q for the quarter period ended March 31, 2018, which the Company filed on May 10, 2018.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Modification of Compensatory Arrangements with Executive Officers

On February 22, 2019, the Compensation Committee of the Board of Directors of the Company approved modifications of the compensation of its executive officers, as follows:

The annual base salary of Jack A. Khattar, the Company’s President and Chief Executive Officer, was increased from $724,000 to $812,000.  Mr. Khattar was awarded a 2018 bonus of $635,000 and was granted options to purchase 300,000 shares of common stock.  In addition, Mr. Khattar’s bonus target for 2019 is unchanged from 2018 and is 75% of his base salary.

The annual base salary of Gregory S. Patrick, the Company’s Senior Vice President and Chief Financial Officer, was increased from $362,000 to $383,000.  Mr. Patrick was awarded a 2018 bonus of $158,000 and was granted options to purchase 40,000 shares of common stock.  Mr. Patrick’s bonus target for 2019 is unchanged from 2018 and is 40% of his base salary.

The annual base salary of Stefan K.F. Schwabe, M.D., Ph.D., the Company’s Executive Vice President and Chief Medical Officer, was increased from $390,000 to $401,000.  Dr. Schwabe was awarded a 2018 bonus of $163,000 and was granted options to purchase 40,000 shares of common stock.  Dr. Schwabe’s bonus target for 2019 is unchanged from 2018 and is 40% of his base salary.

The annual base salary of Padmanabh P. Bhatt, Ph.D., the Company’s Senior Vice President, Intellectual Property and Chief Scientific Officer, was increased from $369,000 to $380,000.  Dr. Bhatt was awarded a 2018 bonus of $140,000 and was granted options to purchase 35,000 shares of common stock.  Dr. Bhatt’s bonus target is unchanged from 2018 and is 35% of his base salary.

These increases were the result of the Compensation Committee’s annual compensation review for executive officers.  These increases in annual base salary became effective on January 1, 2019, and are consistent with the Company’s industry peer group and were recommended to the Compensation Committee by Radford, its independent compensation consulting company.

Vesting for all stock option grants will occur annually in equal increments over a four year period. The exercise price for the executive officer option grants is $36.75 per share, based on the closing price of February 22, 2019, the date of approval of the grants by the Compensation Committee.  All other terms and conditions of the Company’s compensatory arrangements with these executive officers remain unchanged.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 2.02 hereof:

Exhibit 99.1 — Press Release Dated February 26, 2019.

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated February 26, 2019.	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: February 26, 2019	By:	/s/Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer